Exhibit 99.1

ASTRA SPACE, INC. ANNOUNCES REVERSE STOCK SPLIT

1-for-15 Reverse Stock Split for Class A Common Stock Expected to Begin Trading on Reverse Split-Adjusted Basis on September 14, 2023

Alameda, California – September 13, 2023 – Astra Space, Inc. (NASDAQ: ASTR) (“Astra” or the “Company”) is announcing that the Company’s Board of Directors has approved a reverse stock split (the “Reverse Stock Split”) of Astra’s Class A common stock, par value $0.0001 (the “Class A common stock”) per share, and Astra’s Class B common stock, par value $0.0001(the “Class B common stock”) at a ratio of 1-for-15 (the “Reverse Stock Split Ratio”). The Reverse Stock Split is expected to become effective immediately after the close of the trading day on the Nasdaq Capital Market (the “NASDAQ”) on September 13, 2023 (the “Effective Time”) and the Class A Common Stock will begin trading on the NASDAQ on a reverse split-adjusted basis on September 14, 2023 under the ticker symbol “ASTR”.

Following the Reverse Stock Split, the Company’s Class A common stock will have a new CUSIP number (04634X202).

When the Reverse Stock Split is effective, every 15 shares of Class A Common stock issued and outstanding or held as treasury stock (if applicable) as of the Effective Time will be automatically combined and reclassified into one share of Class A common stock. The par value per share of the Class A common stock and number of shares of Class A common stock authorized under the Company’s Certificate of Incorporation will not change.

When the Reverse Stock Split is effective, every 15 shares of Class B Common stock issued and outstanding or held as treasury stock (if applicable) as of the Effective Time will be automatically combined and reclassified into one share of Class B common stock. The par value per share of the Class B common stock and number of shares of Class B common stock authorized under the Company’s Certificate of Incorporation will not change. The Class B common stock is not publicly traded.

Continental Stock Transfer & Trust Company is acting as transfer and exchange agent for the Reverse Stock Split. Registered stockholders who hold shares of Class A common stock and Class B common stock in uncertificated form are not required to take any action to receive post-reverse split shares and holders of certificated shares will receive instructions from the Company’s transfer agent. Stockholders owning shares through an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

Additional information about the Reverse Stock Split can be found in Astra’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2023, which is available free of charge at the SEC’s website, www.sec.gov, and on Astra’s Investor Relations website at investors.astra.com.

About Astra Space, Inc.

Astra’s mission is to Improve Life on Earth from Space® by creating a healthier and more connected planet. Astra pursues that mission through its Launch Services and Space Products businesses. Astra’s Launch Services business offers one of the lowest cost-per-launch dedicated orbital launch services of any operational launch provider in the world. Astra delivered its first commercial launch to low Earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra’s Space Products business offers one of the industry’s first flight-proven electric propulsion systems for satellites, the Astra Spacecraft Engine™. Astra Spacecraft Engines™ have extensive on-orbit flight heritage and are available as fully assembled units or as individual components in the Astra Propulsion Kit. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit astra.com to learn more about Astra.

Safe Harbor

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) our failure to meet projected development and delivery targets, including as a result of the decisions of governmental authorities or other third parties not within our control or delays associated with our move-in to our new production facility; (ii) changes in applicable laws or regulations; (iii) the ability of the Astra to meet its financial and strategic goals, due to, among other things, competition; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors and (vi) other risks and uncertainties described discussed from time to time in other reports and other public filings with the Securities and Exchange Commission, including our registration statements, annual reports and quarterly reports.

Investor Contact:

investors@astra.com

Media Contact:

press@astra.com